UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2020

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32244	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	IHC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) if the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

The information set forth under this Item 2.02 (Results of Operations and Financial Condition) is intended to be furnished. Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities and Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

On May 7, 2020, Independence Holding Company issued a news release announcing its 2020 first-quarter results, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits:

Exhibit 99.1News Release of Independence Holding Company dated May 7, 2020: Independence Holding Company Announces 2020 First-Quarter Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY
(Registrant)

By: Teresa A. Herbert /s/ Teresa A. Herbert Teresa A. Herbert Senior Vice President and Chief Financial Officer	Date:	May 8, 2020

EXHIBIT 99.1

INDEPENDENCE HOLDING COMPANY	CONTACT: Loan Nisser
96 CUMMINGS POINT ROAD	(646) 509-2107
STAMFORD, CONNECTICUT 06902	www.IHCGroup.com
NYSE: IHC

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY ANNOUNCES

2020 FIRST-QUARTER RESULTS

Stamford, Connecticut, May 7, 2020. Independence Holding Company (NYSE: IHC) today reported 2020 first-quarter results.

Financial Results

Net income attributable to IHC per share was $.29 per share, diluted, or $4,278,000, for the three months ended March 31, 2020 compared to $.58 per share, diluted, or $8,727,000, for the three months ended March 31, 2019.  Net income for this quarter is lower primarily because (i) the 2019 first quarter includes a pre-tax gain of $3.6 million on the sale of an equity method investment and (ii) of expenses incurred in the first quarter of this year related to the ramp up of our senior marketing division.

The Company reported revenues of $103,997,000 for the three months ended March 31, 2020 compared to revenues for the three months ended March 31, 2019 of $94,182,000.

Chief Executive Officer’s Comments

Roy T. K. Thung, Chief Executive Officer, commented, “Our thoughts continue to be with those suffering from the COVID-19 pandemic and those on the front lines. This outbreak has not had a material negative impact on first quarter results, however, we may incur additional expenses for the balance of the year relating to possible COVID-19 related claims activity and possible delayed premium payments. We have implemented business continuity and emergency response plans to continue to provide service to our customers and to protect the health and wellbeing of our employees whether they are working from home or once they return to offices that have been modified to protect them.”

Mr. Thung continued, “I would like to first update you on our entrance into the senior health market, which is a new line of business we entered into in a small way in the fourth quarter of last year.  We have spent a considerable amount of capital entering this market, which is growing by an estimated 10,000 people per day.  We have enhanced our SalesForce CRM platform, as well as our producer licensing, consumer and web-based enrollment systems. We have also built out our Marketing Technology (MarTech) capabilities through the acquisition of a technology company that utilizes artificial intelligence (AI) capabilities to generate high-intent leads. This acquisition (http://ir.ihcgroup.com/news-releases) will significantly enhance our ability to identify consumer intent, improve conversion rates, and provide the engine we need to generate enough quality leads to efficiently achieve the growth targets we’ve set for our call centers, career agents, and Direct-to-Consumer transactional sites.  Now that this infrastructure is in place to efficiently generate leads, we are actively working to hire, train and license additional agents. By the fourth quarter of this year, we anticipate having 150 licensed call center agents focused primarily on the senior market, and 275 licensed career agents selling products underwritten by both IHC’s carriers and other highly rated insurance companies.  The majority of the agents we are hiring, training and licensing are not expected to produce a significant number of sales in the next two quarters since the majority of Medicare Supplement (Med Supp) and Medicare Advantage sales typically occur during the Annual Enrollment Period (AEP), which occurs in the fourth quarter of each year.  Therefore, we will not generate a corresponding increase in revenues in the next two quarters, which will affect our earnings to some degree. In addition, we have invested in one of our carriers, Independence American Insurance Company (IAIC), launching a Medicare Supplement product in four states (with a total of 30 states expected by the AEP).  This will be the “anchor tenant” in our impressive portfolio of senior products.   We expect this product to be priced very competitively as we utilized a sophisticated buyer propensity and health model developed through collaboration among IAIC, our recently acquired MarTech technology company and a leading Med Supp carrier and reinsurer.  We also remain excited by the prospects of our pet division as there is a very strong demand for pet insurance resulting from record adoptions and breeder sales as pet parents are seeking the comfort of dog and cat companions in these troubled times. To this end, Pet Partners, Inc. (PPI) continues to be closely aligned with American Kennel Club.  PPI remains on track to bring state-of-the-art Android and IOS apps to market in the third quarter of this year, which will permit clients to enroll in pet insurance, check claims status, maintain e-records of immunizations and appointments and generally assist in supporting the health and wellbeing of their pets.  In conclusion, we now have all of the necessary tools in place to be very successful in the senior and pet markets, and the expenses we are incurring now are an important investment in our future.”

Mr. Thung added, “IHC has a very strong balance sheet with no indebtedness and a very substantial amount of free cash at the corporate level and significant excess capital in our insurance companies. Our book value increased from $17.25 per share at December 31, 2014 to $30.92 per share at December 31, 2019 and to $31.03 per share at March 31, 2020.  IHC increased its annual dividend to $.44 per share in 2020, which is the sixth increase since December 2014 when the annual dividend paid to the stockholders was $.07 per share. Our overall investment portfolio continues to be very highly rated (on average, AA) and has an effective duration under three years. In April 2020, the Company commenced a tender offer to purchase up to 1,000,000 shares of IHC common stock at a price of $27 per share in order to provide liquidity to its stockholders by permitting them the opportunity to tender shares of IHC common stock for cash.”

About The IHC Group

Independence Holding Company (NYSE: IHC), formed in 1980, is a holding company that is principally engaged in underwriting, administering and/or distributing group and individual specialty benefit products, including disability, supplemental health, pet, and group life insurance through its subsidiaries (Independence Holding Company and its subsidiaries collectively referred to as “The IHC Group”).  The IHC Group consists of three insurance companies (Standard Security Life Insurance Company of New York, Madison National Life Insurance Company, Inc. and Independence American Insurance Company). We also own the following agencies: (i) PetPartners, Inc., our pet insurance administrator; (ii) IHC Specialty Benefits, Inc., a technology-driven full-service marketing and distribution company that focuses on small employer and individual consumer products through its call center, career agents, and Independence Brokerage Group; and (iii) The INSX Cloud Platform through My1HR, our wholly owned Web Based Entity. Our InsureTech division is comprised of our call centers, field and career agents, in-house MarTech artificial intelligence capabilities and domains, including www.healthedeals.com; www.healthinsurance.org; www.medicareresources.org; www.petplace.com; and www.mypetinsurance.com.

Forward-looking Statements

Certain statements and information contained in this release may be considered “forward-looking statements,” such as statements relating to management's views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which IHC operates, new federal or state governmental regulation, IHC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in IHC’s other news releases and filings with the Securities and Exchange Commission. IHC expressly disclaims any duty to update its forward-looking statements unless required by applicable law.

INDEPENDENCE HOLDING COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

March 31, 2020

(In Thousands, Except Shares and Per Share Data)

	Three Months Ended
	March 31,
	2020	2019
REVENUES:
Premiums earned	$96,050	$82,789
Net investment income	3,240	3,996
Fee income	3,942	4,188
Other income	477	3,684
Net investment gains	288	171
Net impairment losses recognized in earnings	-	(646)
	103,997	94,182

EXPENSES:
Insurance benefits, claims and reserves	54,058	43,119
Selling, general and administrative expenses	44,574	40,529

	98,632	83,648

Income before income taxes	5,365	10,534
Income taxes	1,043	1,644

Net income	4,322	8,890
(Income) from noncontrolling interests	(44)	(163)

NET INCOME ATTRIBUTABLE TO IHC	$4,278	$8,727

Basic income per common share	$.29	$.58

WEIGHTED AVERAGE SHARES OUTSTANDING	14,856	14,948

Diluted income per common share	$.29	$.58

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	14,911	15,066

As of May 8, 2020, there were 14,785,565 common shares outstanding, net of treasury shares.

INDEPENDENCE HOLDING COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	March 31,	December 31,
	2020	2019

ASSETS:
Investments:
Short-term investments	$74,029	$50
Securities purchased under agreements to resell	18,377	107,157
Fixed maturities, available-for-sale	414,004	384,974
Equity securities	2,959	3,747
Other investments	14,743	15,208
Total investments	524,112	511,136

Cash and cash equivalents	23,048	21,094
Due and unpaid premiums	32,621	26,244
Due from reinsurers	362,301	362,969
Goodwill	64,827	60,165
Other assets	72,926	72,695

TOTAL ASSETS	$1,079,835	$1,054,303

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Policy benefits and claims	$170,836	$164,802
Future policy benefits	200,986	201,205
Funds on deposit	140,837	140,951
Unearned premiums	27,403	7,282
Other policyholders' funds	11,965	12,049
Due to reinsurers	4,114	5,016
Accounts payable, accruals and other liabilities	61,506	61,049

TOTAL LIABILITIES	617,647	592,354

Commitments and contingencies
Redeemable noncontrolling interest	2,290	2,237

STOCKHOLDERS’ EQUITY:
Preferred stock (none issued)	-	-
Common stock	18,625	18,625
Paid-in capital	123,260	122,717
Accumulated other comprehensive income	1,101	1,212
Treasury stock, at cost	(71,196)	(69,724)
Retained earnings	388,102	386,864

TOTAL IHC STOCKHOLDERS’ EQUITY	459,892	459,694
NONREDEEMABLE NONCONTROLLING INTERESTS	6	18

TOTAL EQUITY	459,898	459,712

TOTAL LIABILITIES AND EQUITY	$1,079,835	$1,054,303